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                                                                    EXHIBIT 21.1

Subsidiaries of the Registrant: Eltrax Systems, Inc.
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Eltrax Technology Services Group, Inc.
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(Georgia)
President: Edward Barrett
EIN: 58-5457009

     Eltrax ASP Group, LLC
     (Georgia)
     President: Denise Grey
     EIN: 58-2513557


Squirrel Systems, Inc.
----------------------
(Georgia)
President: Barry Logan
EIN: 62-1395695

     Squirrel Systems of Canada, Ltd.
     (Canada)
     President: Barry Logan


Senercomm, Inc.
---------------
(Florida)
President: Larry Gomez
EIN: 65-0162025


Eltrax Customer Care Group, Inc.
--------------------------------
(Georgia)
President: John Butler
EIN: 58-2157408

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Eltrax International, Inc.
--------------------------
President: Don Hallacy
Vice President: John Picardi
EIN: 25-1369276

     Eltrax Hospitality Technologies PTE Ltd. (Singapore)
            Eltrax SBD.BHD (Malaysia)

     Eltrax Hospitality Scandinavia AS (Norway)

     Eltrax Pty. Ltd. (Australia)

     Eltrax Hospitality Ltd. (Hong Kong)

     Eltrax Holdings AG (Swiss)
            Eltrax AG (Swiss)
            Eltrax Hospitality U.K. Ltd. (UK)

     Eltrax Group, Inc. (Pennsylvania, Belgian Branch Office)


Eltrax Hospitality Group, Inc.
------------------------------
President: Barry Logan
EIN: 58-1386264

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